SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[  ]     Preliminary Information Statement     [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))
[ X]     Definitive Information Statement

                         Health Systems Solutions, Inc.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                         Health Systems Solutions, Inc.
                         405 North Reo Street, Suite 300
                              Tampa, Florida 33609

                              INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                     GENERAL

         This Information Statement is being furnished to the stockholders of Health Systems Solutions, Inc., a Nevada corporation (the "Company"), in lieu of an Annual Meeting in connection with the following proposals (the "Proposals"):

         1. To elect 3 members to the Company's Board of Directors to hold office until the Company's annual meeting of stockholders to be held in 2004 and until their successors are duly elected and qualified;

         2. To ratify the appointment of Sherb & Co., LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

         3. Effectuate a reverse split of the Company's issued and outstanding shares of Common Stock, in the amount of 1 share for every 2 shares outstanding as of the Record Date defined below (the "Reverse Split".

         This Information Statement is being sent in lieu of an annual meeting. The Company has adopted the Proposals by the written consent of stockholders holding a majority of the voting power of the Company.

         The Company's Board of Directors approved and recommended, pursuant to a written consent dated May 13, 2004, that the Proposals be accepted including the form of Certificate of Amendment ("Amendment") to effectuate the Reverse Split. The Company's stockholders holding a majority of the voting power of the Company approved the Proposals, pursuant to a written consent dated May 27, 2004. The form of Amendment is attached hereto as Exhibit A. The Proposals will become effective on the filing of the Amendment with the Secretary of State of Nevada, on or about July 6, 2004 (the "Effective Date"). If the Proposals were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special or annual stockholders' meeting convened for the specific purpose of approving the Proposals.

         The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposals is authorized by Section 78.320(2) of the Nevada Revised Statutes (the "NRS") and Article 2, Section 9 of the Company's Bylaws, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. Pursuant to NRS Section 78.390(1)(b), a majority of the voting power is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Proposals as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

         Stanford Venture Capital Holdings, Inc. ("Stanford") beneficially owns 2,856,012 shares of common stock, 1,880,341 shares of Series A $1.17 Preferred Stock ("Series A Preferred Stock") and 2,500,000 shares of Series B $0.80 Preferred Stock ("Series B Preferred Stock") of the Company, representing approximately 87% of the voting power of the Company, gave its written consent to the Proposals described in this Information Statement on May 13, 2004. In addition, on May 27, 2004 B. M. Milvain, owner of 127,764 shares of common stock of the Company, gave his written consent to the Proposals. The affirmative consent of Stanford and B. M. Milvain represent approval of the Proposals by the holders of an aggregate of approximately 89% of the Company's voting power. It is proposed that this Information Statement will be first sent to the stockholders on or about June 15, 2004. The record date established by the Company for purposes of determining the number of outstanding shares of common stock, Series A Preferred Stock and Series B Preferred Stock of the Company, and thus the voting power, is May 27, 2004 (the "Record Date").

         The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the NRS. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters' rights under the NRS are afforded to the Company's stockholders as a result of the adoption of the Proposals.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 5,523,199 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Stanford and B. M. Milvain have voted an aggregate 2,983,776 shares of common stock in favor of the Proposals. In addition, as of the Record Date, there were 1,880,341 shares of Series A Preferred Stock and 2,500,000 shares of Series B Preferred Stock outstanding. Each share of Series A Preferred Stock and Series B Preferred Stock entitles the holder thereof to 10 votes on all matters submitted to stockholders. In addition, each share of Series B Preferred Stock converts into shares of common stock on a 1 for 5 basis (pre reverse split). All of the currently outstanding shares of Series A Preferred Stock and Series B Preferred Stock are currently held by Stanford, and have been voted in favor of the Proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of our Common Stock as of the Record Date, but reflecting the Reverse Split, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 405 North Reo Street, Suite 300, Tampa, Florida 33609.

                                                  Shares                          Percent of
Name                                        Beneficially Owned                Shares Outstanding

Stanford Venture Capital
   Holdings, Inc. (1)                             8,618,177(4)                         86.6%
Deluxe Investment Company (2)                          390,359                         14.1%
Ellul Adrien (3)                                       275,360                         10.0%
B. M. Milvain                                           63,882                          2.3%
Steven Katz                                                  0                            0%
Batsheva Schreiber                                           0                            0%
Susan Baxter Gibson                                          0                            0%

All executive officers and
directors as a group
(4 persons)                                             63,882                          2.3%
------------

(1) Beneficial stockholder is R. Allen Stanford. Business address is 5050 Westheimer Road, Houston, Texas 77056.
(2) Beneficial stockholder is Ian Markofsky. Business address is 2700 Cypress Creek Road, Suite 103-C, Fort Lauderdale, Florida 33309.
(3)     Address is 19/F Flat A, Million City, 28 Elgin Street, Central, Hong
        Kong.
(4) Includes 1,428,006 shares of common stock. Also includes: 1,880,342 shares of Series A Preferred Stock as though converted on a 1 for .5 basis into common stock into 940,171 shares of common stock and 2,500,000 shares of Series B Preferred Stock as though converted on a 1 for 2.5 basis into 6,250,000 shares of common stock.

                                   Proposal 1

                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

         Article V of the Company's Articles of Incorporation permits the Board of Directors to fix the number of directors at not less than one nor more than nine.

         Three directors will be elected at the Annual Meeting. The nominees for directors will serve until the annual meeting of stockholders to be held in 2004 and until his successor is duly elected and qualified. B. M. Milvain, Steven Katz and Batsheva Schreiber currently serve as directors.

         All nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. In case any of the nominees become unavailable for election to the Board of Directors, which is not anticipated, vacancies on the Board may be filled by the remaining director or directors, even though less than a quorum, for the unexpired term of such vacant position.

         The following persons have been nominated for election to the Board of
Directors:

         Name                       Age               Position

         B. M. Milvain               67               President and Director

         Steven Katz                 56               Director

         Batsheva Schreiber          57               Director

Business Experience.

         B. M. Milvain is President and General Manager of Healthcare Quality Solutions, Inc., the Company's wholly-owned subsidiary ("HQS"). Mr. Milvain has been a senior officer of HQS, Provider Acquisition, LLC ("PAL") and its predecessor company, Provider Solutions Corp. since 1993. From August 1988 until November 1992 Mr. Milvain was Chief Operating Officer of LPA, Inc., a subsidiary of NYNEX Corporation, and a supplier of on-line transaction processing software for electronic payment services. From March 1988 until September 1997, Mr. Milvain was also a consultant to the Chairman of the Board of BancTec, Inc., a global provider of solutions for automation capture, processing and archiving of paper and electronic forms. From 1985 to 1988 he was Vice President of Marketing at Systeme Corporation, an innovator and developer of wide area network and PC technology for branch automation products for retail banking applications. From 1982 to 1984 Mr. Milvain was President of George K. Baum Leasing, Inc. From 1972 to 1982 he was co-founder of Unimark, Inc., a computer leasing and used computer dealer. Prior positions were with Marsh & McLennan Companies (1969 to 1972), Waddell & Reed (1966 to 1969) and IBM (1960 to 1966). Mr. Milvain graduated with a Bachelors of Business Administration degree from the University of Oklahoma in 1960.

         Steven Katz is President of Steven Katz & Associates, Inc., a health care and technology-based management consulting firm specializing in strategic planning, corporate development, new product planning, technology licensing, and structuring and securing various forms of financing. Mr. Katz has been President to Steven Katz & Associates, Inc. since 1982. From January 2000 to October 2001, Mr. Katz was also President and Chief Operating Officer of Senesco Technologies, Inc., an American Stock Exchange company engaged in the identification and development of proprietary gene technology with application to human, animal and plant systems. From 1983 to 1984 he was a co-founder and Executive Vice President of S.K.Y. Polymers, Inc., a bio-materials company. Prior to this, Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp. From 1976 to 1981 he held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. Prior positions were with Revlon, Inc. (1975) and Price Waterhouse & Co. (1969 to 1974). Mr. Katz received a Bachelors of Business Administration degree in Accounting from the City College of New York in 1969. He is presently a member of the Boards of Directors of Biophan Technologies, Inc. and USA Technologies, Inc. and several private companies.

         Batsheva Schreiber is President and CEO of CareManagers Inc., a health care advocacy and consulting company focusing on supporting individuals and their families in all aspects of services during changes in health status. Ms. Schreiber has been President and CEO of CareManagers Inc. since 1998. From 1996 to 1997, Ms. Schreiber was Director of Operations at Master Care, a case management company that focused on efficiency and quality care in the workers compensation and group health areas. From 1994 to 1996 Ms. Schreiber was a co-founder and principal of Revival Home Health Care, a certified home care company serving the Metropolitan New York City area. Other home care experience includes senior positions at Olsten KQC (1992 to 1994) and Nursefinders (1988 to 1992). From 1970 to 1988, Ms. Schreiber established and developed various medical programs and services at Ohel Children's Home & Family Services in New York City. Prior experience includes medical/surgical nursing and in-patient psychiatry (1966 to 1970) at Maimonides Medical Center in New York. Ms. Schreiber is a Registered Nurse in New York and New Jersey and has her BSN from the University of the State of New York. She is active in various community programs and is a member of several company Boards of Directors.

Information Concerning the Board of Directors.

         During the year ended December 31, 2003 the Company's Board of Directors held four meetings. Each member of the Board participated in each action of the Board.

Independence of the Board of Directors.

         In May 2004, the Board reviewed its corporate governance practices and new regulations of the Securities and Exchange Commission implementing the Sarbanes-Oxley Act of 2002. As part of its analysis, the Board undertook a review of director independence and considered transactions and relationships between each director or any member of his or her immediate family and our company and our subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions." The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a director is independent for audit committee members, within the meaning of the rules of the Securities and Exchange Commission. The Board determined that Batsheva Schreiber qualifies as independent.

Committees of the Board of Directors.

         Audit Committee

         The Audit Committee, which currently consists of Steven Katz and Batsheva Schreiber, reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. Mr. Katz is considered by the Company to be a "financial expert." The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Company's Board of Directors has adopted a written Charter of the Audit Committee. Ms. Schreiber, a member of the Audit Committee, is deemed independent, as defined in the National Association of Securities Dealers' listing standards. The Audit Committee met on four occasions during the year ended December 31, 2003.

         Compensation Committee

         The Company does not have a formal compensation committee. The Board of Directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

         Nominating Committee

         The Company does not have a formal nominating committee. The Board of Directors, acting as a nominating committee, recommends candidates who will be nominated as management's slate of directors at each annual meeting of stockholders.

         In May 2004, the Board adopted a general policy setting forth qualifications of directors, procedures for identification and evaluation of candidates for nomination, and procedures for recommendation of candidates by shareholders. A candidate for director should meet the following criteria:

|X| Must, above all, be of proven integrity with a record of substantial achievement.

|X| Must have demonstrated ability and sound judgment that usually will be based on broad experience.

|X| Must be able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings and the annual shareholders' meeting.

|X| Must possess a judicious and somewhat critical temperament that will enable objective appraisal of management's plans and programs.

|X| Must be committed to our company building sound, long-term growth.

         Other than the foregoing, the Board does not believe there is any single set of qualities or skills that an individual must possess to be an effective director or that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a director. Rather, the Committee will consider each candidate in light of the strengths of the other members of the Board of Directors and the needs of the Board and our company at the time of the election. The Board of Directors will also consider candidates for directors nominated by stockholders.

         Shareholder Recommendations for Nomination as a Director

         A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders to be held in 2005, must notify the Secretary of the Company, in writing, no later than September 1, 2004. The written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned and other information required to be included in proxy solicitations. The nomination notice must also include the nominating stockholder's name and address, the number of shares beneficially owned and a statement that such stockholder intends to nominate his candidate. A statement from the candidate must also be furnished, indicating the candidate's desire and ability to serve as a director. Adherence to these procedures is a prerequisite to a stockholder's right to nominate a candidate for director at the annual meeting.

Code of Ethics.

         During the year ended December 31, 2003, we adopted a Code of Ethics. The code applies to our officers and directors. The code provides written standards that are designed to deter wrongdoing and promote: (1) honest and ethical conduct; (2) full, fair, accurate, timely and understandable disclosure;
(3) compliance with applicable laws and regulations; (4) prompt reporting of internal violations of the code; and (5) accountability for the adherence to the code.

Audit Committee Report.

         The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report from the Audit Committee of the Board. The following report concerns the Committee's activities regarding oversight of the company's financial reporting and auditing process.

         The Audit Committee is comprised solely of Batsheva Schreiber and Steven Katz. Ms. Schreiber qualifies as an independent director, as defined in the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee review and assesses the adequacy of its charter on an annual basis.

         As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

         The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

         Among other matters, the Audit Committee monitors the activities and performance of the Company's internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

         The Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor, management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

         The Company's independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with the independent auditor that firm's independence.

         Following the Committee's discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-KSB for the year ended December 31, 2003.

                                             Submitted by the Audit Committee
                                             of the Board of Directors:

                                             /s/ Steven Katz

                                             /s/ Batsheva Schreiber

Report of the Board of Directors on Executive Compensation.

         The following statement made by the Board of Directors, sitting as a Compensation Committee, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under either of such Acts.

         The Company does not have a formal compensation committee. The Board of Directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

         In determining the compensation of the Company's executive officers, the Board of Directors takes into account all factors which it considers relevant, including business conditions, in general, and in the Company's line of business during the year in light of such conditions, the market compensation for executives of similar background and experience, the performance of the Company, in general, and the performance of the specific executive officer under consideration, including the business area of the Company for which such executive officer is responsible. In light of these factors, the Board of Directors determined that the payment of discretionary bonuses to executive officers was not appropriate for the fiscal year ended December 31, 2003.

         The Board of Directors also believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to stockholders in the success of the Company. In the future, the Board of Directors intends to make use of stock options, along with other traditional salary and bonus components of executive compensation packages, to provide incentives to attract and maintain qualified executive officers.

                                                     Submitted by the Board of
                                                     Directors, Sitting as a
                                                     Compensation Committee:

                                                     /s/  B. M. Milvain
                                                     -------------------

                                                     /s/  Steven Katz
                                                     --------------------

                                                     /s/  Batsheva Schreiber
                                                     ------------------------

Compensation Committee and Insider Participation.

         The current Board of Directors includes B. M. Milvain, who also serves as an executive officer of the Company. As a result, this director discusses and participates in deliberations of the Board of Directors on matters relating to the terms of executive compensation. In this regard, a director whose executive compensation is voted upon by the Board of Directors must abstain from such vote.

Section 16(a) Beneficial Ownership Reporting Compliance.

         Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, and reports, furnished to the Company for the fiscal year ended December 31, 2003, none of the Company's directors, officers, or shareholders beneficially owning more than 10% of any class of equity securities of the Company, failed to file any forms necessary under Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

Communications with the Board of Directors.

         Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Health Systems Solutions, Inc., 405 North Reo Street, Suite 300, Tampa, Florida 33609. Under the process for such communications established by the Board of Directors, the Chairman of the Board reviews all such correspondence and regularly forwards it, or a summary of the correspondence to all of the other members of the Board. Directors may at any time review a log of all correspondence received by the company that is addressed to the Board and request copies of any such correspondence. Additionally, correspondence that, in the opinion of the Chairman, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is forwarded to the chair of the Audit Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table.

         The following table shows, for the year ended December 31, 2002 and December 31, 2003, the cash and other compensation paid by the Company to its President, Chief Executive Officer and each other executive officer whose annual compensation was $100,000 or more.

                                                                                       Long Term
                                                   Annual Compensation               Compensation
                                                   -------------------               ------------
                                                                       Other                            All Other
                                           Salary      Bonus         Compensation   Securities        Compensation
Name and Principal Position       Year      (US$)      (US$)            (US$)        Options              (US$)
---------------------------       ----      -----      ------        ------------   ----------        ------------
B. M. Milvain, President and      2003     150,000       0              0                 0                 0
Acting Chief Executive            2002     150,000
Officer(1)

J. Rockwell Smith, President      2002        0          0              0                 0                 0
and Acting Chief Executive
Officer(2)

Dale F. Miller, President and     2002        0          0              0                 0                 0
Chief Executive Officer(3)

(1) Appointed to serve as president effective October 24, 2002.
(2) Served from July 1, 2002 until October 24, 2002.
(3) Resigned effective July 1, 2002.

Option/SAR Grants Table.

         The Company did not grant any options to purchase shares of Common Stock during the fiscal year ended December 31, 2003.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.

         None.

Securities Authorized for Issuance Under Equity Compensation Plans

         The following table provides information as of the Record Date about the Company's Common Stock that may be issued upon the exercise of options granted to employees or members of the Board of Directors under all of the Company's existing equity compensation plans.



                                                                                               Number of securities
                                                                                                remaining available
                                                                                                for future issuance
                                                                                                    under equity
                                         Number of securities                                       compensation
                                          to be issued upon       Weighted-average exercise        plans[excluding
                                             exercise of           price of outstanding         securities reflected
            Plan Category                outstanding options             options                  in column (a)]
--------------------------------------------------------------------------------------------------------------------

Equity compensation plans approved by             0                           N/A                         1,000,000
security holders (1)

Equity compensation plans not
approved by security holders                      0                           N/A                               N/A

Total                                             0                           N/A                         1,000,000


(1) 2003 Management and Director Equity Incentive and Compensation Plan was approved by written consent of a majority of the Company's shareholders on May 3, 2003 and was subsequently amended by the Board of Directors to reduce the number of shares of common stock available for issuance under the plan to 1,000,000.

Director Compensation.

         All directors, other than officers of the Company, receive an annual fee of $5,000. The Company does not pay fees to directors for their attendance at meetings that are not executive officers of the Board of Directors or of committees; however, the Company may adopt a policy of making such payments in the future. The Company will reimburse out-of-pocket expenses incurred by directors in attending Board and committee meetings.

Employment and Consulting Agreements.

         The Company has no employment contracts with any of its officers or directors and maintains no retirement, fringe benefit or similar plans for the benefit of its officers or directors. The Company may, however, enter into employment contracts with its officers and key employees, adopt various benefit plans and begin paying compensation to its officers and directors as it deems appropriate to attract and retain the services of such persons.

         During the fiscal year ended December 31, 2003, there were not outstanding stock options. Also during such fiscal year, no long-term incentive plans or pension plans were in effect with respect to any of the Company's officers, directors or employees.

Certain Relationships and Related Transactions

         Pursuant to a Securities Purchase Agreement dated October 22, 2002, Stanford Venture Capital Holdings, Inc. made an aggregate cash investment of $2,200,000 in our company. The investment is in the form of Series A convertible preferred stock and warrants of our company. For its aggregate investment, Stanford received 1,880,342 shares of Series A preferred stock (subject to anti-dilution provisions), convertible into 1,880,342 shares of our common stock at a conversion price of $1.17 per share and 1,880,342 Warrants exercisable to purchase an aggregate of 1,880,342 shares of common stock. Each share of Series A preferred stock has ten votes, voting together with our common stock on all matters submitted for a vote. Each Warrant gives the holder the right to acquire one share of our common stock at an exercise price of $1.17 per share. The Warrants are immediately exercisable and expire five years after their initial dates of issuance. Stanford assigned its rights to an aggregate of 50% of the Warrants to several of its employees.

         Pursuant to a Securities Purchase Agreement dated April 30, 2003, Stanford made an aggregate investment of $2,000,000 in our company, in several tranches, subject to the conditions of the Securities Purchase Agreement. The investment was in the form of Series B $0.80 convertible preferred stock of our company. For its aggregate investment, Stanford received 2,500,000 shares of Series B preferred stock. The shares of Series B preferred stock were issued and sold in various tranches on eight monthly closing dates, commencing on May 19, 2003. Each share of Series B preferred stock is convertible (subject to anti-dilution provisions) into five shares of our common stock (an initial conversion price of $0.16 per share). Each share of Series B preferred stock has ten votes. In addition, the Series B preferred stock votes together with our common stock on all matters submitted for a vote, except as otherwise provided under Nevada law.

         As additional consideration under the April 30, 2003 Securities Purchase Agreement, we agreed to reprice the exercise price of the 1,800,342 Warrants issued to Stanford and its assignees pursuant to the Securities Purchase Agreement dated October 15, 2002. Pursuant to an Instrument of Warrant Repricing, the exercise price of each share of common stock underlying the Warrants was reduced to $0.001 per share. The Warrants were exercised on May 12, 2003 and the Warrant holders received 1,880,342 shares of our common stock.

         We have granted to Stanford certain registration rights under certain registration rights agreements (as amended) with respect to the Series A and Series B preferred stock and shares of common stock underlying the Warrants issued under the securities purchase agreements. No later than December 31, 2004, we are required to file an SB-2 Registration Statement under the Securities Act covering all of the shares of common stock underlying the Series A and Series B preferred Stock and Warrants. In the event a filing is not timely made, we will issue Stanford, as a penalty, a warrant for each share of Series B preferred stock originally issued for every month the filing is not made. Stanford also has "piggy back" registration rights on the shares of common stock underlying the Series A and Series B preferred stock..

         We had a consulting agreement with Steven Katz, one of our directors, for management services with our wholly-owned subsidiary, as well as for providing due diligence in the search for future acquisitions for our company. Mr. Katz was paid a fee of $10,000 per month, plus expenses through March 31, 2003. Work on due diligence was paid on a per hour basis as required through March 31, 2003.

                                   Proposal 2

 PROPOSAL TO RATIFY THE APPOINTMENT OF SHERB & CO., LLP AS INDEPENDENT AUDITORS
                                 OF THE COMPANY

         Pursuant to a written consent, a majority of the Company's stockholders ratified the Board of Directors' engagement of Sherb & Co., LLP for the fiscal year ending December 31, 2004.

         On February 17, 2004, we engaged the accounting firm of Sherb & Co. LLP as our new independent accountants to audit our financial statements for the fiscal year ending December 31, 2003, to replace Rogoff & Company P.C. ("RC") who resigned effective February 17, 2004, as the principal accountants to audit our financial statements.

         The reports of RC on the financial statements of the Registrant for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle; however, the reports were modified to include an explanatory paragraph wherein RC expressed substantial doubt about our ability to continue as a going concern.

         The resignation of RC and subsequent engagement of new independent accountants was approved by our audit committee and board of directors.

         In connection with its audits for the two most recent fiscal years and including the interim period up to and including the date of resignation, there have been no disagreements with RC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of RC would have caused them to make reference thereto in their report on the financial statements for such years; however, the reports were modified to include an explanatory paragraph wherein RC expressed substantial doubt about our ability to continue as a going concern.

         During the two most recent fiscal years and including the interim period up to and including the date of resignation, the Registrant has had no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K). RC furnished a letter addressed to the Securities and Exchange Commission stating that they agreed with the statements made above. A copy of this letter, dated February 17, 2004, was filed as Exhibit 16.1 to Form 8-K.

         We have not consulted with Sherb & Co. LLP during the last two years or subsequent interim period on either the application of accounting principles or type of opinion Sherb & Co. LLP might issue on our financial statements.

Fees to Auditors.

         Year ended December 31, 2003

         Audit Fees: The aggregate fees, including expenses, billed by our principal accountant in connection with the audit of our consolidated financial statements for the most recent fiscal year and for the review of our financial information included in our Annual Report on Form 10-KSB; and our quarterly reports on Form 10-QSB during the fiscal year ending December 31, 2003 was $31,000.

         Audit Related Fees: The aggregate fees, including expenses, billed by our principal accountant for services reasonably related to the audit for the year ended December 31, 2003 were $22,000.

         Tax Fees: The aggregate fees, including expenses, billed by our principal accountant for services reasonably related to tax compliance, tax advice and tax planning during year 2003 was $-0-.

         All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to us by our principal accountant during year 2003 was $-0-.

         Year ended December 31, 2002

         Audit Fees: The aggregate fees, including expenses, billed by our principal accountant in connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2002 and for the review of our financial information included in our Annual Report on Form 10-KSB; and our quarterly reports on Form 10-QSB during the fiscal year ending December 31, 2002 was $28,183.

         Audit Related Fees: The aggregate fees, including expenses, billed by our principal accountant for services reasonably related to the audit for the year ended December 31, 2002 were $28,813.

         Tax Fees: The Aggregate fees, including expenses, billed by our principal accountant for services reasonably related to tax compliance, tax advice and tax planning during year 2002 was $-0-.

         All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to us by our principal accountant during year 2002 was $-0-.

         Our board of directors has considered whether the provisions of the services covered above under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the auditor's independence.

                                   Proposal 3

               AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A
                              1 FOR 2 REVERSE SPLIT

         On May 13, 2004, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to affect the Reverse Split by adopting the Amendment. Pursuant to the Reverse Split each 2 of the outstanding shares of our Common Stock on the date of the Reverse Split (the "Old Shares") will be automatically converted into 1 share of our Common Stock (the "New Shares"). The Reverse Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. We have no current plans to issue any of the authorized but unissued shares of our common stock created by the Reverse Split. The Reverse Split will become effective upon filing of the Amendment with the Nevada Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so. The form of the Certificate of Amendment is attached hereto as Exhibit A.

Purpose and Effect of Proposed Reverse Split

         The Board believes the Reverse Split is desirable because by reducing the number of shares of our Common Stock issued and outstanding it will raise the trading price of our Common Stock. Our Board believes that the higher share price which should initially result from the Reverse Split could help generate interest in us among investors and thereby assist us in raising future capital to fund our operations. We currently have no present intent to issue any additional shares of our Common Stock.

         The effect of the Reverse Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per New Share of our Common Stock after the Reverse Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Reverse Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

         The Reverse Split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split one share of our Common Stock. The Reverse Split may result in certain of our stockholders owning "odd lots" (i.e. a number of shares of our common stock not divisible by 100). Stockholders owning "odd lots" may experience difficulty selling their shares in the open market.

         The Reverse Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

         * The number of shares owned by each holder of Common Stock will be reduced by a ratio of 2 to 1;
         * The number of shares of Common Stock we are authorized to issue will remain the same;
         * The per share loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding;
         *        The par value of the Common Stock will remain $.001 per share;
         * The stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/2 of its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced;
         * All outstanding warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their warrants, 1/2 of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the Reverse Split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the Reverse Split; and
         * All outstanding shares of Series A Preferred Stock and Series B Preferred Stock entitling the holders thereof to convert such shares of preferred stock into Common Stock will enable such holders to receive, upon conversion of their preferred stock, 1/2 of the number of shares of Common Stock which such holders would have been able to receive upon conversion of their preferred shares immediately preceding the Reverse Split.

Manner of Effecting the Reverse Split and Exchange Stock Certificates

         The Reverse Split will be effected by the filing of an Articles of Amendment to our Articles of Incorporation with the Secretary of the State of Nevada. The Reverse Split will become effective on the Effective Date. As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a stockholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

No Rights of Appraisal

         Under the laws of the State of Florida, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed Amendment to effect the Reverse Split, and we will not independently provide our stockholders with any such right.

Certain Federal Income Tax Consequences

         We believe that the federal income tax consequences of the Reverse Split to holders of Old Shares and holders of New Shares will be as follows:

         * No gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

         * The aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefore.

         * The holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

         * The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

         Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

         Our beliefs regarding, the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

         The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2004 must be received by the Company no later than September 1, 2003, in order to have them included in the information statement and form of information statement relating to that meeting.

                              ACCOMPANYING REPORTS

         The Company's Annual Report on Form 10-KSB, including audited consolidated financial statements as at and for the years ended December 31, 2003 and 2002 and the Company's Quarterly Report on Form 10-QSB for the period ending March 31, 2004 accompany this information statement.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/  B. M. Milvain
                                           -------------------------------------
                                                B. M. Milvain, President

                                    Exhibit A

                            CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                         HEALTH SYSTEMS SOLUTIONS, INC.

         Health Systems Solutions, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), and in accordance with the applicable provisions of Section 78 of the Nevada Revised Statutes ("NRS"):

         FIRST: That the following resolutions were adopted by the Corporation's Board of Directors and the holders of a majority of the voting capital stock of the Corporation:

         WHEREAS, the Corporation is authorized to issued up to 150,000,000 shares of Common Stock, par value $.001 per share and 15,000,000 shares of Preferred Stock, par value $.001 per share; and

         WHEREAS, the Corporation currently has 5,523,199 shares of Common Stock, 1,880,341 shares of Series A Preferred Stock and 12,500,000 shares of Series B Preferred Stock issued and outstanding;

         NOW, THEREFORE, BE IT RESOLVED, that the Corporation shall effect a reverse split of its Common Stock on a ratio of two for one (2:1) by decreasing the number of its issued and outstanding shares of its Common Stock held by its stockholders of record on May 13, 2004, from 5,523,199 shares to approximately 2,761,600 shares, subject to rounding as set forth below; and

         SECOND: That the Fourth paragraph of the Corporation's Articles of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

                                   "ARTICLE IV
                                     CAPITAL

                  The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is 165,000,000 non-assessable shares, 150,000,000 of which shall be of a class designated as common stock (the "Common Stock") with a par value of $0.001 per share, and 15,000,000 shares of which shall be of a class designated as preferred stock (the "Preferred Stock") with a par value of $0.001 per share. The Preferred Stock may be issued in various series and shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of the Company shall establish the specific rights, preferences, voting privileges and restrictions of such Preferred Stock, or any series thereof.

                  The Common Stock shall have unlimited voting rights provided in the Nevada Business Corporation Act. None of the shares of the Corporation shall carry with them the pre-emptive right to acquire additional or other shares of the Corporation. There shall be no cumulative voting of shares."

                  On the date of filing of this Certificate of Amendment with the Secretary of State of the State of Nevada, every two (2) issued and outstanding shares of the Corporation's previously authorized Common Stock, par value $.001 per share (the "Old Common Stock") shall be reclassified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $.001 (the "New Common Stock"). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person of record on May 27, 2004, holding a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. No cash will be paid or distributed as a result of aforementioned reverse stock split of the Corporation's Common Stock, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to the nearest whole share.


         THIRD: The foregoing Certificate of Amendment to the Articles of Incorporation was adopted pursuant to NRS Section 78.390 by the Board of Directors of the Corporation by unanimous written consent dated May 13, 2004, and was adopted pursuant to NRS Section 78.320 by the holders of a majority of the Company's issued and outstanding shares of capital stock entitled to vote on the matter by written consent of such stockholders dated May 27, 2004. Therefore, the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by its duly authorized officer.

Dated:  June ___, 2004.

                                                              ------------------
                                                              B. M. Milvain,
                                                              President